UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 9, 2010

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ARCHIPELAGO LEARNING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001–34555	27-0767387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3400 Carlisle St., Suite 345 Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (800) 419-3191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Acquisition Agreement

On June 9, 2010, Archipelago Learning, Inc., a Delaware corporation (the “Company”) and Archipelago Learning Holdings UK Limited, a United Kingdom private limited company (“Archipelago UK”), a newly formed wholly owned indirect subsidiary of the Company, acquired Educationcity, Ltd., a United Kingdom private limited company (“EducationCity”) pursuant to a Share Purchase Agreement  (the “Acquisition Agreement”) with Matthew Drakard, Simon Booley and Tom Morgan (collectively, the “Sellers”).  Pursuant to the Acquisition Agreement, the Sellers agreed to sell and Archipelago UK agreed to purchase 100% of the equity of EducationCity for a purchase price of: (i) $65,116,274 in cash; (ii) 1,242,408 shares of common stock, par value $0.001 (the “common stock”), of the Company; and (iii) $5,000,000 in additional deferred cash consideration, of which $2,500,000 will be paid by the Company on each of December 31, 2010 and December 31, 2011 (the “Acquisition”).  The purchase price is subject to a post-closing working capital adjustment.  Archipelago UK’s obligations under the Acquisition Agreement are guaranteed by the Company.  In addition, the Acquisition was financed with cash on hand and the proceeds of a new $15,000,000 supplemental term loan and $10,000,000 revolving loan commitments described below.

The Acquisition Agreement contains customary representations, warranties and covenants.  Each party has agreed to indemnify the other party for losses arising from breaches of such representations, warranties and covenants, subject to certain limitations.  At the closing of the Acquisition, Archipelago UK paid $6,250,000 into an escrow account (the “escrow amount”) to secure the Sellers’ indemnification obligations.  Subject to any indemnification claims, 50% of the escrow amount will be released on the twelve-month anniversary of the closing of the Acquisition and 50% of the escrow amount will be released on the eighteen-month anniversary of the closing of the Acquisition.  Pursuant to the Acquisition Agreement, the Sellers have agreed not to compete with the Company or its subsidiaries for a period of 5 years following closing.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby is only a summary and is qualified in its entirety by the full text of the Acquisition Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.  The Board of Directors of the Company (the “Board”) unanimously approved the Acquisition Agreement.

The Acquisition Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Archipelago UK or EducationCity. The representations, warranties, and covenants contained in the Acquisition Agreement were made only for purposes of the Acquisition Agreement and as of specified dates, were solely for the benefit of the parties to the Acquisition Agreement, and are subject to limitations agreed upon by the parties to the Acquisition Agreement, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Acquisition Agreement. The representations and warranties in the Acquisition Agreement have been made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties to the Acquisition Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, Archipelago UK or EducationCity or any of their respective subsidiaries or affiliates.

There is no material relationship between the Company and the Sellers other than in respect of the Acquisition Agreement and the transactions contemplated thereby and as otherwise described herein.

Credit Agreement Amendment

In connection with the Acquisition, the Company’s wholly owned indirect subsidiary, Archipelago Learning, LLC (the “Borrower”), entered into Amendment No. 7 to Credit Agreement (the “Credit Agreement Amendment”), dated as of June 9, 2010, by and among the Borrower, the other credit parties party thereto, the lenders party thereto and General Electric Capital Corporation, as agent, to the Borrower’s existing Credit Agreement, dated as of November 16, 2007 (as amended, the “Credit Agreement”).

Pursuant to the Credit Agreement Amendment, certain lenders agreed to provide the Borrower with a supplemental term loan in an aggregate principal amount of $15,000,000 and supplemental revolving loan commitments in an amount equal to $10,000,000, proceeds of which will be used to finance in part the Acquisition.  The outstanding principal amounts under such supplemental term loan and supplemental revolving loan will bear interest based on a pricing grid (LIBOR plus 3.75% as of the closing date of the Acquisition), and the interest rate applicable to the Borrower’s existing term loans and revolving loans are increased to equal such rates.

The Credit Agreement Amendment also increased the sublimit for letters of credit to $2,000,000 and permitted additional incremental term loans in an amount not to exceed $25,000,000.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by the Credit Agreement Amendment filed as Exhibit 10.2 hereto and incorporated herein by reference.  The Board unanimously approved the Credit Agreement Amendment.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this report is hereby incorporated by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is hereby incorporated by reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

On June 9, 2010, in connection with the Acquisition and pursuant to the terms of the Acquisition Agreement, the Company issued 1,242,408 shares of common stock of the Company to the Sellers in a private placement pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  No underwriters were involved with the issuance of such common stock.

The information set forth in Item 1.01 of this report is hereby incorporated by reference.

Item 3.03.                      Material Modification to Rights of Security Holders.

In connection with the Acquisition Agreement and the Acquisition, the Company entered into a Registration Rights Agreement dated as of June 9, 2010, by and among the Company and the Sellers (the “Registration Rights Agreement”), pursuant to which the Company granted the Sellers piggyback registration rights with respect to the unregistered shares of common stock of the Company received by the Sellers in the Acquisition.  The information set forth in Item 1.01 of this report is hereby incorporated by reference.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 4.1 hereto and incorporated herein by reference. The Board unanimously approved the Registration Rights Agreement.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2010, Matthew Drakard and Simon Booley were each  named Founders of EducationCity in connection with the Acquisition and are considered executive officers of the Company.

Matthew Drakard.  Mr. Drakard is 39 years old.  Mr. Drakard co-founded EducationCity in August 2003 and was a Director of EducationCity from such time until the closing of the Acquisition.  Prior to founding EducationCity, Mr. Drakard co-founded Cybermind UK Ltd., a virtual reality hardware and software company.  Mr. Drakard received his B.A. Honors in Business Studies from Middlesex University.  Upon the closing of the Acquisition, Mr. Drakard was appointed a Founder of EducationCity.

Simon Booley.  Mr. Booley is 46 years old.  Mr. Booley co-founded EducationCity in August 2003 and was a Director of EducationCity from such time until the closing of the Acquisition.  Prior to founding EducationCity, Mr. Booley co-founded Cybermind UK Ltd., a virtual reality hardware and software company.  Mr. Booley received his D.M.S. in Management Studies from DeMontfort University.  Upon the closing of the Acquisition, Mr. Booley was appointed a Founder of EducationCity.

Each of Messrs. Drakard and Booley are party to the Acquisition Agreement described in Item 1.01 of this report and incorporated by reference herein.

Mr. Drakard is party to a Service Agreement by and between himself and EducationCity dated as of June 9, 2010 (the “Drakard Service Agreement”) pursuant to which he is employed by EducationCity as a Founder and receives an annual base salary of £135,000 (subject to annual adjustment by the Board) with annual bonus potential of between 40% to 50% of such base salary, based on performance targets.  Mr. Drakard is entitled to participate in all welfare benefit plans and programs generally available to other senior executives of the Company and is eligible to receive stock options in the Company.  Except in the event of a termination for cause, Mr. Drakard is entitled to 12 months prior notice of any termination.  If Mr. Drakard resigns his employment for good reason, he is entitled to receive his base salary for 12 months without any obligation to serve during such period and a pro-rated bonus for the year of his resignation.  Mr. Drakard is subject to non-competition and non-solicitation provisions for 12 months after any termination of his employment with EducationCity.

Mr. Booley is party to a Service Agreement by and between himself and EducationCity dated as of June 9, 2010 (the “Booley Service Agreement” and, together with the Drakard Service Agreement, the “Service Agreements”) pursuant to which he is employed by EducationCity as a Founder and receives an annual base salary of £135,000 (subject to annual adjustment by the Board) with annual bonus potential of between 40% to 50% of such base salary, based on performance targets.  Mr. Booley is entitled to participate in all welfare benefit plans and programs generally available to other senior executives of the Company and is eligible to receive stock options in the Company.  Except in the event of a termination for cause, Mr. Booley is entitled to 12 months prior notice of any termination.  If Mr. Booley resigns his employment for good reason, he is entitled to receive his base salary for 12 months without any obligation to serve during such period and a pro-rated bonus for the year of his resignation.  Mr. Booley is subject to non-competition and non-solicitation provisions for 12 months after any termination of his employment with EducationCity.

The foregoing description of the Service Agreements does not purport to be complete and is qualified in its entirety by the Drakard Service Agreement as filed as Exhibit 10.3 and the Booley Service Agreement as filed as Exhibit 10.4 hereto and incorporated herein by reference.  The Board unanimously approved the Service Agreements.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of June 9, 2010, by and among Archipelago Learning, Inc., Matt Drakard, Simon Booley and Tom Morgan.
10.1	Share Purchase Agreement, dated as of June 9, 2010, by and among Archipelago Learning, Inc., Archipelago Learning Holdings UK Limited, Matt Drakard, Simon Booley and Tom Morgan.
10.2
Amendment No. 7 to Credit Agreement, dated as of June 9, 2010, by and among Archipelago Learning, LLC, the other credit parties party thereto, the lenders party thereto and General Electric Capital Corporation, as agent.

10.3	Service Agreement, dated as of June 9, 2010, by and between Matthew Drakard and Educationcity Limited
10.4	Service Agreement, dated as of June 9, 2010, by and between Simon Booley and Educationcity Limited

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2010	ARCHIPELAGO LEARNING, INC.

	By:	/s/ Tim McEwen
	Name:	Tim McEwen
	Title:	Chief Executive Officer